Exhibit 15.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street 03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-283700) of our report dated July 24, 2025, with respect to the consolidated financial statements of Raytech Holding Limited for the year ended March 31, 2025, appearing in this Annual Report on Form 20-F for the year ended March 31, 2025.

/s/ Assentsure PAC

Assentsure PAC

Singapore

July 24, 2025